Exhibit 10.20
SECOND AMENDMENT
TO THE
UNUM GROUP NON-QUALIFIED DEFINED CONTRIBUTION RETIREMENT PLAN

    The Unum Group Non-Qualified Defined Contribution Retirement Plan (the “Plan”) was established effective January 1, 2014. The Plan has been further amended by a First Amendment, effective January 1, 2019. The Plan is hereby further amended in the following respects:

    1.    The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

    2.    Section 1.7(b)(i) is amended by adding the following parenthetical immediately after the word “bonuses”:

    (other than Quarterly Performance Incentive payments)

    3.    This Amendment shall be effective January 1, 2020.

    NOW, THEREFORE, Unum Group has caused this Amendment to be executed on this 4th day of December, 2019.

UNUM GROUP

By /s/ Rob Hecker
Title: VP, Global Total Rewards